Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-190344, No. 333-183389, No. 333-166958, No. 333-164733, No. 333-161545, No. 333-159381, No. 333-154514, No. 333-149848, No. 333-118814, No. 333-107896, No. 333-71336, No. 333-37638 and No. 333-34130) of ON Semiconductor Corporation of our report dated February 27, 2015 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Phoenix, Arizona
February 27, 2015